CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Bernard, Allan & Edwards, Inc.
1016 Shore Acres Drive
Leesburg, Florida 34748

We consent to the use in this Report on Form 10KSB of our report dated April 2, 2005 relating to the financial statements of Bernard, Allan & Edwards, Inc. and to the reference of our firm under the heading "Experts."

/s/  Larry Legel  C.P.A.

Larry Legel,  C.P.A.
800 West Cypress Creek Road, Suite 470
Ft. Lauderdale, Florida 33309

April 2,  2005